UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 31, 2006
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                       INZON CORPORATION
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      (Exact Name of Registrant as specified in Charter)

                    Commission File No.  0-17345
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                             Nevada
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         (State of Other Jurisdiction of Incorporation)

                           41-1578316
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             (I.R.S. Employer Identification No.)

         238 Northeast First Avenue, Delray Beach, Florida
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             (Address of Principal Executive Office)

                              33444
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                           (Zip Code)

Registrant's Telephone Number, Including Area Code: (561) 279-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2006, InZon Corporation (the "Company") entered into a Securities Purchase Agreement, which is effective March 27, 2006 in the principal amount of $5,000,000 with Macenta Group, LLC (the "Purchaser"), which is to be funded to the Company during the period from March 31, 2006, through May 8, 2006, in multiple closings of not less than $1,000,000 each.

In connection with the offering, the Company will issue a quantity of warrants to purchase common stock at rates to be determined by reference to the prices to be paid by the Purchaser at each closing, subject to normal and ordinary anti-dilution adjustments.

The net proceeds of the financing are to be utilized for general working capital and acquisitions.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits Furnished.

10.18    Securities Purchase Agreement, dated as of March 27, 2006.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                            InZon Corporation




Date:  April 7, 2006        By:  /s/ DAVID F. LEVY
                                  ---------------------------
                                  David F. Levy
                                  Chief Executive Officer






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